As Filed with the Securities and Exchange Commission on May 29, 1998
                                                Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   ----------

                        UNIFIED FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

          DELAWARE                                      35-1797759
(State or other jurisdiction of              (I.R.S. Employer Identification
incorporation or organization)                     Number)

 431 North Pennsylvania Street
    Indianapolis, Indiana                               46204-1873
(Address of principal executive offices)                (Zip Code)
                                   ----------

                        UNIFIED FINANCIAL SERVICES, INC.
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                                   ----------
                      ------------------------------------

                               TIMOTHY L. ASHBURN
                          431 North Pennsylvania Street
                              Indianapolis, Indiana
                                   46204-1873

                     (Name and address of agent for service)
                            Telephone: (317) 634-3301
                                   ----------
                                    Copy to:

                              DAVID F. MORRIS, ESQ.
                                 Thompson Coburn
                              One Mercantile Center
                            St. Louis, Missouri 63101
                                 (314) 552-6000

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================================

                           Amount to be       Proposed Maximum       Proposed Maximum Aggregate
 Title of Securities to     Registered       Offering Price Per          Offering Price(1)         Amount of Registration
     be Registered                                Share(1)                                                  Fee
========================= =============== ========================= ============================= =========================

 Common Stock, $.01 par     1,500,000              $0.92                     $1,382,498                   $407.84
         value                shares
========================= =============== ========================= ============================= =========================

 (1) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(f), based upon the $964,961 aggregate book value of the 1,046,976 shares of common stock, $0.01 par value, of the Registrant issued and outstanding as of March 31, 1998.


         The undersigned Registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register 1,500,000 shares of Unified Financial Services, Inc. ("Unified" or the "Company") common stock, $0.01 par value, for issuance to optionees under the Unified Financial Services, Inc. 1998 Stock Incentive Plan (the "Plan").


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are incorporated herein by reference:

         (a) Unified's Annual Report on Form 10-KSB for the year ended December 31, 1997.

         (b) Unified's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

         (c) Unified's Current Reports on Form 8-K dated January 14, 1998 and January 29, 1998.

         (d) The description of Unified's Common Stock set forth in Item 8 of Unified's Registration Statement on Form 10-SB, dated May 30, 1997, as amended on Form 10-SB/A, dated December 19, 1997.

         Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Section 145 of the DGCL provides generally that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

         Article 11 of the Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

         The Company maintains a liability insurance policy that indemnifies directors, officers, employees and agents of the Company.

Item 8.  Exhibits.
         ---------

         See Exhibit Index located at page 6 hereof.

Item 9.  Undertakings.
         -------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on May 19, 1998.

                                 UNIFIED FINANCIAL SERVICES, INC.


                                 By   /s/  Timothy L. Ashburn
                                    Timothy L. Ashburn, Chairman of the Board,
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

                  We, the undersigned officers and directors of Unified Financial Services, Inc., hereby severally and individually constitute and appoint Timothy L. Ashburn and Thomas G. Napurano, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 relating to the Unified Financial Services, Inc. 1998 Stock Incentive Plan and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                          Title                                       Date

/s/  Timothy L. Ashburn                     Chairman of the Board,                               May 19, 1998
Timothy L. Ashburn                          President and  Chief Executive
Principal Executive Officer                 Officer


/s/  Thomas G. Napurano                     Executive Vice President, Chief                      May 19, 1998
Thomas G. Napurano                          Financial Officer and Director
Principal Accounting & Financial Officer


/s/  Lynn E. Wood                           Director                                             May 19, 1998
Lynn E. Wood


/s/  Weaver H. Gaines                       Director                                             May 19, 1998
Weaver H. Gaines



                                      -4-



/s/  Jack R. Orben                          Director                                             May 19, 1998
Jack R. Orben


/s/  Dr. Gregory W. Kasten                  Director                                             May 19, 1998
Dr. Gregory W. Kasten


                                              EXHIBIT INDEX

    Exhibit No.

        4.1(a) Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 4.1(a) to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, is incorporated herein by reference.

        4.1(b) Certificate of Designations, Preferences, and Relative Rights, Qualifications and Restrictions of the Series A 8% Cumulative Preferred Stock of the Company filed as Exhibit 4.1(b) to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, is incorporated herein by reference.

        4.1(c) Certificate of Designations, Preferences, and Relative Rights, Qualifications and Restrictions of the Series B 8% Cumulative Preferred Stock of the Company filed as Exhibit 4.1(c) to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, is incorporated herein by reference.

        4.1(d) Certificate of Designations, Preferences, and Relative Rights, Qualifications and Restrictions of the Series C 6.75% Cumulative Convertible Preferred Stock of the Company filed as Exhibit 4.1(d) to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, is incorporated herein by reference.

        5.1 Opinion of Thompson Coburn as to the legality of the securities being registered.

       23.1           Consent of Thompson Coburn (included in Exhibit 5.1).

       23.2           Consent of Larry E. Nunn & Associates, L.L.C.

       24.1           Power of Attorney (included on signature page hereto).

       99.1           Unified  Financial  Services,  Inc. 1998  Stock  Incentive
                      Plan filed as Annex A to the Company's Proxy Statement for the Company's 1998 Annual Meeting, is incorporated herein by reference.



                                      -6-